UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2010

HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            Massachusetts             0-14578                 04-2825863

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership (the “Partnership” or “Registrant”), owns Lewis Park Apartments (the “Property”), a 269-unit apartment complex located in Carbondale, Illinois. On October 22, 2010 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Cardinal Group Investments, LLC, a Delaware limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $10,100,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $10,100,000, subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit of $100,000 to the escrow agent within two business days following the Effective Date.  On or before the end of the feasibility period on December 6, 2010, the Purchaser is required to deliver to the escrow agent an additional deposit of $100,000.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the Purchase Agreement prior to December 6, 2010, the initial deposit will become non-refundable.

CLOSING.  The Purchaser has until December 6, 2010 to obtain financing for the purchase. The Purchaser is permitted two consecutive 15 day extensions of the deadline to obtain financing by delivering written notice to the Partnership prior to expiration of the financing deadline, along with payment of an additional deposit of $30,000 with each extension. The Purchaser has the right to terminate the Purchase Agreement by delivering written notice to the Partnership on or before the deadline to obtain financing. The expected closing date of the transaction is 30 days after Purchaser’s deadline to obtain financing. The Partnership has the right to extend the closing to the last business day of the month in which the closing date otherwise would occur. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Partnership agreed to pay the base premium with respect to the title policy, the cost of recording any instruments required to discharge any liens or encumbrances against the Property, one-half of the customary closing costs of the escrow agent, and Illinois property transfer taxes.  The Purchaser agreed to pay any city, county or local transfer taxes, mortgage assumption, sales, use, gross receipts or similar taxes, any premiums or fees required with respect to the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $500,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES. If the Purchaser defaults on its obligations to deliver, when required, any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale. The Partnership expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii), subject to certain conditions, seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.5        Purchase and Sale Contract between HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership and Cardinal Group Investments, LLC, a Delaware limited liability company, dated October 22, 2010.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP

                              By:   HCW General Partner, Ltd.,

General Partner

                              By:   IH, Inc.,

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: October 28, 2010